Exhibit 1.1
LINN ENERGY, LLC
$500,000,000 of Units Representing Limited Liability Company Interests
Equity Distribution Agreement
August 23, 2011
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013
Ladies and Gentlemen:
          Linn Energy, LLC, a Delaware limited liability company (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:
          1. Description of Units. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, units representing limited liability company interests in the Company (the “Units”), having an aggregate gross sales price of up to $500,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Offered Units from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Offered Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.
          2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time that the following representations and warranties are affirmed or deemed to be made pursuant to this Agreement, as set forth below.
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-162357) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Offered Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the

Offered Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. After the effectiveness of any new registration statement relating to the Offered Units, if any, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
     (b) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).
     (c) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
     (d) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
     (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Offered Units within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (f) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein.

     (g) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Units and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
     (i) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Units.
     (j) The Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     (k) Each of the Company and its subsidiaries listed on Schedule I attached to this Agreement (the “Subsidiaries”) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or business of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. None of the Subsidiaries of the Company (other than Linn Energy Holdings, LLC, Mid-Continent Holdings II, LLC and Mid-Continent II, LLC) is a “significant subsidiary” (as defined in Rule 405).
     (l) The Company has an authorized capitalization as of the Company’s most recently completed quarter or fiscal year as set forth in the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, and all of the Units have been duly authorized and validly issued and are fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) in accordance with the certificate of formation and limited liability company agreement of the Company, conform to the description thereof contained in the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.
     (m) The Company owns 100% of the equity interests of each of the Subsidiaries. Such interests have been duly authorized and validly issued and are fully paid (to the extent required under the certificate of formation and limited liability company agreement or certificate of incorporation and bylaws, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act or Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act, as applicable); and the Company owns all such interests free and clear of all liens, encumbrances, security interests, charges and other adverse claims (other than contractual restrictions on transfer contained in (i) the applicable constituent documents, (ii) the Indenture, dated as of June 27, 2008, among the Company, Linn Energy Finance Corp., a Delaware corporation (“Linn Finance”), the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2008 Indenture”), (iii) the Indenture, dated as of May 18, 2009, among the Company, Linn Finance, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2009 Indenture”), (iv) the Indenture, dated as of April 6, 2010, among the Company, Linn Finance, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “April 2010 Indenture”), (v) the Indenture, dated as of September 13, 2010, among the Company, Linn Finance, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “September 2010 Indenture”), or (vi) the Indenture, dated as of May 13, 2011, among the Company, Linn Finance, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “May 2011 Indenture”)), except for liens created under or pursuant to the Fifth Amended and Restated Credit Agreement dated as of May 2, 2011 among the Company, as borrower, BNP Paribas, as administrative agent, and the lenders and agents party thereto (as amended or modified from time to time, the “Bank Credit Facility” and, collectively with the 2008 Indenture, the 2009 Indenture, the April 2010 Indenture, the September 2010 Indenture and the May 2011 Indenture, the “Debt Instruments”), and other liens permitted under the Bank Credit Facility.
     (n) At each Settlement Date and each Time of Delivery, if any, the Offered Units to be issued and sold on such date and the limited liability company interests represented thereby will be duly authorized by the Company and, upon payment therefor and delivery thereof in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act), will conform to the description thereof contained in the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
     (o) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (p) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the limited liability company agreement, charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.
     (q) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, except for (i) the registration of the Offered Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, (iii) such consents as may be required under the State securities or Blue Sky laws, (iv) such consents that have been, or prior to the earlier of the initial Settlement Date (as defined in Section 3(a)(vii)) or the initial Time of Delivery (as defined in Section 3(c)) will be, obtained or (v) as disclosed in the Disclosure Package.
     (r) Except as described in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (s) The Company has not sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
     (t) Except as described in the Disclosure Package, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the members’ equity or long-term debt of the Company or any of its Subsidiaries, taken as a whole, or any adverse change or development in or affecting the condition (financial or otherwise), results of operations, members’ equity, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (u) Since the date as of which information is given in the Disclosure Package and except as may otherwise be described in the Disclosure Package, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.
     (v) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (w) KPMG LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries, whose report with respect to the Company and its Subsidiaries is included in the Disclosure Package and the Prospectus and who has delivered the initial letter referred to in Section 6(f), is an independent registered public accounting firm as required by the Exchange Act, the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.

     (x) DeGolyer and MacNaughton, who issued a report with respect to the Company’s oil and natural gas reserves at December 31, 2010 and who has delivered the letter referred to in Section 6(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
     (y) The information underlying the estimates of reserves of the Company included in the Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Prospectus; estimates of such reserves and present values as described in the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
     (z) The pro forma reserve information included in the Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical reserve information of the Company included or incorporated by reference in the Disclosure Package and the Prospectus.
     (aa) The statistical and market-related data under the captions “Summary,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its Subsidiaries included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
     (bb) Neither the Company nor any of its Subsidiaries is, and as of the applicable Settlement Date or Time of Delivery, after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

     (cc) Except as described in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject or threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company’s performance of this Agreement or the consummation of any transaction contemplated by this Agreement or any other material transaction contemplated by the Disclosure Package and the Prospectus; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (dd) The Company’s most recent Definitive Proxy Statement on Schedule 14A describes all relationships, direct or indirect, between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-3; provided that, with respect to the Manager, such disclosure is supplemented by the information presented under “Plan of Distribution” in the Prospectus.
     (ee) Except as described in the Disclosure Package, no labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (ff) (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) may have any liability; and (ii) each plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA.
     (gg) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for or (iii) as described in the Disclosure Package and the Prospectus; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (hh) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of its Subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.
     (jj) The Company and its Subsidiaries maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (kk) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed in the Company’s reports under the Exchange Act, is made known to the principal executive officer and the principal financial officer of the Company by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) as of the evaluation date with respect to the most recent report requiring certification under Rule 13a-14 under the Exchange Act filed with the Commission, such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established.
     (ll) The Company and its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure

Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Disclosure Package; each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or as described in the Disclosure Package.
     (mm) Except as described in the Disclosure Package and the Prospectus and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company or any of its Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries pertaining to Hazardous Materials or under any Environmental Laws.
     (nn) The Company and its Subsidiaries have good and marketable title to all real property and to all personal property described in the Disclosure Package and the Prospectus as being owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s proved reserves described in the Prospectus, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; any real property and buildings held under lease or sublease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its Subsidiaries reflect in all material respects the right of the Company and its Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.
     (oo) The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries; and none of the Company or any of its Subsidiaries has received notice that cancellation of any insurance is pending or effective.
     (pp) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Debt Instruments or the Disclosure Package and the Prospectus.
     (qq) There are no legal or governmental proceedings, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (rr) The information contained in the Registration Statement and the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act was made by the Company on a reasonable basis at the time such information was provided therein.
     (ss) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (tt) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (uu) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (vv) The Offered Units are qualified for listing, subject to official notice of issuance, on The NASDAQ Global Select Market (the “Nasdaq”).
     (ww) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Securities Act.
     (xx) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.
     (yy) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
          Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby (and is subject to the limitations therein, if any), to the Manager.
          3. Sale and Delivery of Offered Units.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Offered Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Offered Units on the following terms.
     (i) The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the Nasdaq (other than a day on which the Nasdaq is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as Authorized Representatives on Schedule III hereto, has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Offered Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Offered Units may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Offered Units designated for sale by the Company on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for the Units sold by the Manager under this Section 3(a) on the Nasdaq at the time of sale of such Offered Units.
     (ii) The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Offered Units, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Offered Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company in writing pursuant to a Terms Agreement.
     (iii) The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.
     (iv) The Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Offered Units on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.
     (v) The compensation to the Manager for sales of the Offered Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Offered Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less the Manager’s commission, shall constitute the net proceeds to the Company for such Offered Units (the “Net Proceeds”). Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), for Offered Units sold by the Company on any Settlement Date shall be made to the Company by federal funds wire transfer to the account of the Company against delivery of such Offered Units to the Manager’s account, or an account of Manager’s designee, at The Depository Trust Company.
     (vi) The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the Nasdaq each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.
     (vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the Net Proceeds less any Transaction Fees to the Company on any Settlement Date for the Offered Units delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

     (viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Manager in advance. Any obligation of the Manager to use its reasonable efforts to sell the Offered Units on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
          (b) If the Company wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
          (c) Each sale of the Offered Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by the Manager. The commitment of the Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters, reserve engineer’s letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.
          (d) Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

          (e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Units, it shall promptly notify the other party and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
          4. Agreements. The Company agrees with the Manager that:
          (a) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, prior to filing any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus, the Company will furnish to the Manager for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Manager reasonably objects (for the avoidance of doubt, this provision shall not apply to any periodic or current report required to be filed by the Company under the Exchange Act with respect to matters unrelated to the Offered Units). The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement and using its reasonable best efforts to have such amendment declared effective as soon as practicable.
          (b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.
          (c) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.
          (d) As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
          (e) The Company will furnish to the Manager and counsel for the Manager, without charge, as many copies of the Registration Statement (including exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto and any documents incorporated by reference therein as the Manager may reasonably request.
          (f) The Company will arrange, if necessary, for the qualification (or will obtain exemptions from qualification) of the Offered Units for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction, other than service of process arising out of the offering or sale of the Offered Units, where it is not now so subject or where it would be subject to taxation as a foreign limited liability company.
          (g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (h) The Company will not (A) issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any Units or securities convertible into or exchangeable for Units, or sell or grant options, rights or warrants with respect to any Units or securities convertible into or exchangeable for Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Units, (C) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Units or securities convertible, exercisable or exchangeable into Units or any other securities of the Company or (D) publicly disclose the intention to do any of the foregoing without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that this provision will not apply to the sale of Units pursuant to this Agreement or any Terms Agreement, to the vesting of restricted Units or net exercises of options to purchase Units and withholding of Units to pay income taxes upon the vesting of restricted Units under the Company’s long-term incentive plan in effect at the Execution Time, or to the Company’s awarding restricted units and options to purchase its Units or issuing Units upon the exercise of Unit options pursuant to the Company’s long-term incentive plan in effect at the Execution Time.
          (i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.
          (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.
          (k) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Offered Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and to reflect such necessary modifications as are not material and approved by the Manager in advance) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
          (l) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Baker Botts LLP, counsel to the Company (“Company Counsel”), dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
          (m) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of the General Counsel or Senior Counsel of the Company, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
          (n) At each Representation Date, Latham & Watkins LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
          (o) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
          (p) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended reserve information for which DeGolyer and MacNaughton (the “Reserve Engineer”) acts as an expert, (ii) the Offered Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains reserve information for which the Reserve Engineer acts as an expert (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause the Reserve Engineer to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
          (q) Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants and reserve engineers of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.
          (r) The Company consents to the Manager trading in the Units for the Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.
          (s) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Offered Units pursuant to this Agreement during the relevant period.
          (t) If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(h) or 6(k) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Offered Units from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Offered Units.
          (u) Each acceptance by the Company of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).
          (v) The Company shall ensure that there are at all times sufficient Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Units or Units held in treasury, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on Nasdaq and to maintain such listing.
          (w) During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.
          (x) The Company shall cooperate with the Manager and use its reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.
          (y) The Company will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.
          5. Payment of Expenses.
          (a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (e) the listing of the Offered Units on The NASDAQ Global Select Market; (f) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 4(f); (g) the investor presentations undertaken in connection with the marketing of the Offered Units, including, without limitation, expenses associated with the production of investor presentation slides and graphics, fees and expenses of any consultants engaged in connection with the investor presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and such consultants and one-half the cost of any aircraft chartered in connection with the investor presentations; (h) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper”; (i) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Offered Units; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5, the Manager shall pay its own costs and expenses, including (i) the fees and expenses of its counsel, (ii) the expenses of the Manager in connection with any investor presentations and (iii) the expenses of advertising any offering of the Offered Units made by the Manager.
          (b) If this Agreement is terminated in accordance with the provisions of Section 8 hereof prior to Offered Units with an aggregate offering price of $100,000,000 being offered and sold under this Agreement, the Company shall reimburse the Manager for all of its out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Manager incurred by it in connection with the offering contemplated by this Agreement, provided, however, such reimbursement obligation shall not exceed $100,000.

          6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
     (a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused the Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit A.
     (c) The Company shall have requested and caused the General Counsel or Senior Counsel of the Company to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, her opinion, dated as of such date and addressed to the Manager, substantially in the form attached hereto as Exhibit B.
     (d) The Manager shall have received from Latham & Watkins LLP, counsel for the Manager, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company signed by its Chief Executive Officer and its Chief Financial Officer, dated as of such date, stating that each of them severally represents that:
     (i) the representations, warranties and agreements of the Company in Section 2 are true and correct on and as of such date, and the Company has complied with all its agreements contained herein in all material respects and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;
     (iii) such officer has carefully examined the Registration Statement, the Prospectus and the Disclosure Package, and, in such officer’s opinion, (A)(1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of its date and on the applicable Settlement Date or Time of Delivery, and (3) the Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the most recent Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and
     (iv) since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or business of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
     (f) The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(o) hereof and to the extent requested by the Manager in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance reasonably satisfactory to the Manager, (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S X of the Commission and (ii) stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) The Company shall have requested and caused the Reserve Engineer to have furnished to the Manager, on every date specified in Section 4(p) hereof and to the extent requested by the Manager in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance reasonably satisfactory to the Manager, covering certain matters relating to information about the reserves of the Company presented in the Disclosure Package and the Prospectus.
     (h) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (i) The Company shall have paid the required Commission filing fees relating to the Offered Units within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (j) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
     (k) Between the Execution Time and the time of any sale of Offered Units through the Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is used in Section 15E of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) The Offered Units shall have been listed and admitted and authorized for trading on the Nasdaq, and satisfactory evidence of such actions shall have been provided to the Manager.
     (m) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Manager, at 717 Texas Ave. Suite 1600, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.
          7. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless the Manager, its directors, officers, employees, each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act, each affiliate of the Manager within the meaning of Rule 405 and each agent of the Manager from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which the Manager, director, officer, employee, controlling person, affiliate or any agent of the Manager may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, (B) the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Offered Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in (A) the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, (B) the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto or the Blue Sky Application, in the light of the circumstances under which they were made) not misleading, and shall reimburse the Manager and each such director, officer, employee, controlling person, affiliate or any agent of the Manager promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Manager, director, officer, employee, controlling person, affiliate or any agent of the Manager in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Blue Sky application, in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Manager or to any director, officer, employee, controlling person, affiliate or any agent of the Manager.
     (b) The Manager shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such directors, officers, employees or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, (B) the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Blue Sky Application or (ii) the omission or alleged omission to state in (A) the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, (B) the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Base Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement thereto or the Blue Sky Application, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Manager may otherwise have to the Company or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other, from the offering of the

Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Company, as determined by this Agreement or any applicable Terms Agreement, on the one hand, bear to the total underwriting discounts and commissions received by the Manager with respect to the Offered Units purchased under this Agreement, as determined by this Agreement or any applicable Terms Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          8. Termination.
          (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Manager for the Company, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
          (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

          (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.
          (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.
          (e) In the case of any purchase of Offered Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in securities generally on the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Stock Market or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or materially limited, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States), is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).
          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties and indemnities of the Company and of the Manager set forth in or made pursuant to this Agreement by or on behalf of them, respectively, will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.
          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (281) 840-4180 and confirmed to it at Linn Energy, LLC, 600 Travis Street, Suite 5100, Houston, Texas 77002, Attention: General Counsel.

          11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Manager, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Manager and each person or persons, if any, who controls the Manager within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Manager contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          12. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with            the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.
          14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          15. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
          16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

          18. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
          19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
     “Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.
     “Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the public offering price of Offered Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.
     “Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

     “Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.
     “Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” , “Rule 457” and “Rule 457” refer to such rules under the Securities Act.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours, LINN ENERGY, LLC
By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

Signature Page to Equity Distribution Agreement

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Vice President
Signature Page to Equity Distribution Agreement

Schedule I
Subsidiaries
Barron Operating LLC (Texas)
Linn Energy Holdings, LLC (Delaware)
Linn Exploration & Production Michigan LLC (Delaware)
Linn Exploration & Production Michigan Midstream LLC (Delaware)
Linn Gas Marketing, LLC (Delaware)
Linn Gas Processing MI LLC (Delaware)
Linn Midwest Energy LLC (Delaware)
Mid-Continent I, LLC (Delaware)
Mid-Continent II, LLC (Delaware)
Mid-Continent Holdings I, LLC (Delaware)
Mid-Continent Holdings II, LLC (Delaware)
Linn Exploration Midcontinent, LLC (Oklahoma)
Linn Energy Finance Corp. (Delaware)
Linn Operating, Inc. (Delaware)
Schedule I

Schedule II
Schedule of Free Writing Prospectuses included in the Disclosure Package
None.
Schedule II

Schedule III
Authorized Representatives
Mark Ellis
Kolja Rockov
David Rottino
Schedule III

[Form of Terms Agreement]	ANNEX I
LINN ENERGY, LLC
Units Representing Limited Liability Company Interests
TERMS AGREEMENT
______, 20__
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013
Dear Sirs:
          Linn Energy, LLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August, [•], 2011 (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].
          [Citigroup Global Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Unit to be paid by Citigroup Global Markets Inc. to the Company for the Purchased Units. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]
          Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery and [any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement
Annex I - 1

in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement, the Time of Delivery and [any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Manager in advance.
          An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
          Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Company the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.
Annex I - 2

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

LINN ENERGY, LLC
By:
Name:
Title:

ACCEPTED as of the date
first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:
Annex I - 3

Schedule I
Title of Purchased Units [and Additional Units]:
     Units Representing Limited Liability
     Company Interests
Number of Purchased Units:
[Number of Additional Units:]
Price to Public:
Purchase Price by Citigroup Global Markets Inc.:
Method of and Specified Funds for Payment of Purchase Price:
     By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
     Free delivery of the Offered Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1)	The opinions referred to in Section 4(l) and (m).

(2)	The opinion referred to in Section 4(n).

(3)	The accountants’ letter referred to in Section 4(o).

(4)	The reserve engineer’s letter referred to in Section 4(p).

(5)	The officers’ certificate referred to in Section 4(k).

(6)	Such other documents as the Manager shall reasonably request.
Schedule I to Annex I

EXHIBIT A
FORM OF OPINION OF BAKER BOTTS L.L.P.
     1. Each of the Company and the Subsidiaries that are incorporated or organized in the State of Delaware or the State of Texas (the “DE/TX Subsidiaries”) is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of incorporation or formation, as applicable, and is duly qualified to do business and in good standing as a foreign corporation or limited liability company, as applicable, in each of the jurisdictions listed on Exhibit A to such opinion.
     2. (a) The Company has the limited liability company power to execute and deliver, and perform its obligations under, this Agreement and any applicable Terms Agreement and (b) each of the Company and the DE/TX Subsidiaries has the corporate or limited liability company power, as applicable, to own, lease and operate its property and conduct its business as described in the Disclosure Package and the Prospectus. The Company has the limited liability company power to authorize, issue, sell and deliver the Offered Units as contemplated by this Agreement and any applicable Terms Agreement.
     3. This Agreement and any applicable Terms Agreement have been duly and validly authorized, executed and delivered by the Company.
     4. The Offered Units to be issued and sold by the Company under this Agreement and any applicable Terms Agreement have been duly authorized in accordance with the Company’s limited liability company agreement and, upon payment and delivery in accordance with this Agreement and any applicable Terms Agreement, will be validly issued, fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act) and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     5. The Delaware LLC Act does not grant holders of Units preemptive rights to subscribe for or purchase the Offered Units. Except as described in the Disclosure Package and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Offered Units pursuant to the Company’s certificate of formation, limited liability company agreement or the agreements filed as exhibits to the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and any Current Reports on Form 8-K filed since the most recent Annual Report on Form 10-K or the Quarterly Report on Form 10-Q, as applicable (collectively, the “Reviewed Agreements”).
     6. The execution and delivery of this Agreement and any applicable Terms Agreement by the Company, the consummation of the transactions contemplated by the Agreement and any applicable Terms Agreement and the application of the proceeds from the sale of the Offered Units described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus do not, and the performance by the Company of its obligations under this Agreement and any applicable Terms Agreement will not, (a) result in any violation or breach of or result in a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, the Reviewed Agreements or (b) result in any violation of any law, statute, order, rule or regulation known to us of any court or governmental

Exhibit A - 1

agency or body or under the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the Texas Limited Liability Company Act (the “Texas LLC Act”) or federal law (the “Included Laws”).
     7. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of this Agreement and any applicable Terms Agreement by the Company and the performance by the Company of its obligations under this Agreement and any applicable Terms Agreement, except for (a) routine Filings necessary in connection with the conduct of the business of the Company and its Subsidiaries, including routine Filings required to be made under the Exchange Act, (b) such other Filings as have been obtained or made, (c) such Filings required under the Securities Act or the Exchange Act as provided in this Agreement and any applicable Terms Agreement, (d) Filings required to maintain corporate and similar standing and existence and (e) Filings required to be made under state securities or blue sky laws, antifraud laws and the rules and regulations of FINRA.
     8. The statements in the Prospectus under the caption “Material Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, as of the Execution Date, Applicable Time and the date of the Prospectus, in all material respects, are accurate and fairly summarize the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein, it being understood that such counsel did not participate in the preparation of the registration statement on Form S-3 (Registration Statement No. 333-162357) or the accompanying prospectus dated October 6, 2009 (the “Base Prospectus”), as filed by the Company with the Commission under the Securities Act, and such counsel expresses no view as to the discussion set forth under the caption “Material Tax Consequences” in the Base Prospectus, which is entirely superseded by the statements under the caption “Material Tax Consequences” in the supplement included in the Prospectus; and the opinion of such counsel that will be filed as Exhibit 8.1 to the Form 8-K to be filed with the Commission between the date of this Agreement and the earlier of the initial Settlement Date or the initial Time of Delivery is confirmed, and the Manager may rely upon such opinion as if it were addressed to it.
     9. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) that has been filed with the Commission not earlier than three years prior to the date of this Agreement; the Prospectus was filed with the Commission pursuant to Rule 424(b) on the date specified in such opinion; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.
     10. The statements in the Prospectus under the caption “Description of the Units,” insofar as such statements purport to summarize the legal terms of the Units (including the Offered Units) and the Company’s limited liability company agreement, fairly summarize such terms and such agreement in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Prospectus under the caption “Description of the Units,” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation

Exhibit A - 2

of or under any Included Law referred to therein, fairly summarize such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions states therein.
     11. The Company and its Subsidiaries are not, and after giving effect to the offering and sale of the Offered Units contemplated by this Agreement and any applicable Terms Agreement and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act.
     12. The Third Amended and Restated Limited Liability Company Agreement of the Company dated as of September 3, 2010 has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal law, the Delaware LLC Act, the DGCL and the Texas LLC Act, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Company and the DE/TX Subsidiaries, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable states (each of which will be dated not more than five days prior to such Settlement Date or Time of Delivery, as the case may be, and shall be provided to the Manager), (E) with respect to the opinion expressed in paragraph 9 above as it relates to the absence of any stop orders suspending the effectiveness of the Registration Statement, state that such counsel has relied solely upon a telephone conference with the staff of the Commission on each Representation Date with respect to the absence of issued stop orders or proceedings for that purpose, (F) state that they express no opinion with respect to any permits to own or operate any real or personal property, (G) state that they express no opinion with respect to the title of any of the Company or any of its Subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, (H) state that they express no opinion with respect to state or local taxes or tax statutes to which the Company or any of its Subsidiaries may be subject and (I) state that they express no opinion as to the financial statements, including the notes thereto, and any other financial, pro forma financial and accounting data and reserve information contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
     In addition, such counsel shall also have furnished to the Manager a written statement dated such Representation Date in form and substance satisfactory to the Manager, to the effect that such counsel has reviewed the Registration Statement, the Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the

Exhibit A - 3

Company, with representatives of the Company’s independent registered public accounting firm and independent petroleum engineer and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraphs 8 and 10 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:
     (a) the Registration Statement, on the latest Effective Date and on the applicable Representation Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Representation Date, appear on their face to be appropriately responsive in all material respects, with the requirements of the Securities Act and the rules and regulations thereunder;
     (b) the documents filed under the Exchange Act and incorporated by reference in the Disclosure Package and the Prospectus or any amendment thereof or supplement thereto (and in the case of any such incorporated document that was subsequently amended, such document as amended by the subsequently filed amendment) when they were filed (after giving effect to subsequent amendments, if applicable) with the Commission, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations thereunder; and
     (c) nothing came to such counsel’s attention that caused it to believe that:
     (1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (2) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (3) the Prospectus, as of its date or as of the applicable Representation Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Exhibit A - 4

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom, (b) the summary reserve report of DeGolyer & MacNaughton and reserve information contained or included or incorporated by reference therein or omitted therefrom, or (c) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

Exhibit A - 5

Exhibit B
FORM OF OPINION OF
GENERAL COUNSEL
     1. All of the outstanding Units of the Company have been duly authorized and validly issued, are fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act), conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any Units have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.
     2. All of the outstanding membership interests or capital stock, as applicable, of the Subsidiaries (other than the Oklahoma Company, as to which such counsel expresses no view) have been authorized and issued in accordance with the limited liability company agreement or charter documents, as applicable, of such Subsidiary, are fully paid (to the extent required under the Company’s limited liability company agreement), non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act) and are owned directly or indirectly by the Company. To such counsel’s knowledge, (i) the outstanding membership interests or capital stock, as applicable, of the Subsidiaries owned by the Company are owned free and clear of all liens, encumbrances and claims, except for (a) contractual restrictions on transfer contained in the applicable constituent documents and the Debt Instruments and (b) liens created under or pursuant to the Bank Credit Facility and other liens permitted under the Bank Credit Facility; and (ii) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests or capital stock of the Subsidiaries are outstanding.
     3. Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against the Company or any Subsidiary which would be required by the Securities Act to be disclosed in the Registration Statement except as set forth in the Disclosure Package and the Prospectus. To such counsel’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries are a party or of which any property of the Company or any Subsidiary is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Disclosure Package and the Prospectus, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others, which have not been resolved.
     4. To such counsel’s knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to register any securities of the Company owned or to be owned by such person pursuant to the Registration Statement.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof and that the signatures on all

Exhibit B - 1

documents examined by them are genuine, (C) state that her opinion is limited to federal laws, the Delaware LLC Act, the DGCL and the Texas LLC Act, (D) state that she expresses no opinion with respect to any permits to own or operate any real or personal property, (F) state that she expresses no opinion with respect to the title of any of the Company or any of its Subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property and (G) state that she expresses no opinion with respect to state or local taxes or tax statutes to which the Company or any of its Subsidiaries may be subject.

Exhibit B - 2